EXHIBIT 10.43

FIRST NORTHERN BANK

SECOND AMENDMENT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Second Amendment (“Amendment’) to the First Northern Bank Supplemental Executive Retirement Plan (the “SERP”) effective January 1, 2023, by First Northern Bank of Dixon, a California-chartered, FDIC-insured bank with its main office in Dixon, California (“Company” or “Bank”).

Recitals

A.    The Company adopted the SERP on December 21, 2006.

B.    The SERP was amended effective January 1, 2009, to fully comply with final regulations under section 409A of the Internal Revenue Code.

C.    The Company now desires to further amend the SERP effective January 1, 2023 to add that in the event that a participant serves an entire calendar year in their last year of service, the average in this section 2.09(b) will be the larger of 1)  the average obtained without reference to this amendment,  and 2) that 7-year average obtained by using the bonus paid in the six full calendar years ending in the participant’s final year of service plus the final bonus earned during the final year of service but not paid until the following calendar year.”

D.    The Company now desires to modify Section 4.3 (1) to indicate the Early Retirement Factor used to determine benefits in Section 4.3 and 4.4 should not be less than the Early Retirement Factor assuming retirement at age 55.

Amendments

In accordance with SERP section 7.2, the Company hereby adopts the following amendments to the SERP:

1.	SERP section 2.09 (b), add the following language:

“In the event that a participant serves an entire calendar year in their last year of service, the average in this section 2.09(b) will be the larger of 1)  the average discussed above, and 2) that 7-year average obtained by using the bonus paid in the six full calendar years ending in the participant’s final year of service plus the final bonus earned during the final year of service but not paid until the following calendar year.”

2.	Replace SERP section 4.3 (1) as follows:

“(1) the Early Commencement Factor described in Section 4.2(d) shall not be less than the factor obtained by assuming Early Retirement occurs at age 55”.

Executed this _______ day of December 2022.

The Company:
First Northern Bank of Dixon

BY:
Its: